UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2023

Deep Medicine Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40970	85-3269086
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

595 Madison Avenue, 12th Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 289-2776

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	DMAQ	The Nasdaq Stock Market LLC

Rights, each exchangeable into one-tenth of one share of Class A Common Stock	DMAQR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Deep Medicine Acquisition Corp. Corp., a Delaware corporation (“DMAQ”), intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and a definitive proxy statement with respect to the solicitation of proxies for the special meeting of stockholders of DMAQ (collectively, the “Proxy Statement”) in connection with the proposed business combination transaction (the “Business Combination”) involving DMAQ and TruGolf, Inc., a Nevada corporation (“TruGolf”), to vote on the Business Combination. A full description of the terms of the Merger Agreement and the Business Combination will be provided in the Proxy Statement. DMAQ urges its investors, stockholders and other interested persons to read, when available, the preliminary Proxy Statement as well as other documents filed with the SEC because these documents will contain important information about DMAQ, TruGolf and the Business Combination. The definitive Proxy Statement will be mailed to stockholders of DMAQ as of a record date to be established for voting on the Business Combination. Once available, stockholders will also be able to obtain a copy of the Proxy Statement, and other documents filed with the SEC, without charge, by directing a request to: Deep Medicine Acquisition Corp. 595 Madison Avenue, 12th Floor, New York, NY 10017, (917) 289-2776 or on the SEC’s website at www.sec.gov.

Participants in the Solicitation

DMAQ and TruGolf, and their respective directors and executive officers, may be deemed participants in the solicitation of proxies of DMAQ’s stockholders in respect of the proposed Business Combination. DMAQ’s stockholders and other interested persons may obtain more detailed information about the names and interests of these directors and officers of DMAQ and TruGolf in the Business Combination will be set forth in filings with the SEC, including when filed, the Proxy Statement. These documents can be obtained free of charge from the sources specified above and at the SEC’s web site at www.sec.gov.

Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to the proposed business combination. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including but not limited to: (i) the risk that the Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of DMAQ’s securities; (ii) the failure to satisfy the conditions to the consummation of the Business Combination, including the approval of the Merger Agreement by the stockholders of DMAQ; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (iv) the outcome of any legal proceedings that may be instituted against any of the parties to the Merger Agreement following the announcement of the entry into the Merger Agreement and proposed business combination; (v) the ability of the parties to recognize the benefits of the Merger Agreement and the Business Combination; (vi) the lack of useful financial information for an accurate estimate of future capital expenditures and future revenue (vii) statements regarding TruGolf’s industry and market size, (viii) financial condition and performance of TruGolf, including the anticipated benefits, the implied enterprise value, the expected financial impacts of the Business Combination, potential level of redemptions of DMAQ’s public stockholders, the financial condition, liquidity, results of operations, the products, the expected future performance and market opportunities of TruGolf, and (ix) those factors discussed in DMAQ’s filings with the SEC and that that will be contained in the definitive Proxy Statement relating to the Business Combination. You should carefully consider the foregoing factors and the other risks and uncertainties that will be described in the “Risk Factors” section of the definitive Proxy Statement and other documents to be filed by DMAQ from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and while TruGolf and DMAQ may elect to update these forward-looking statements at some point in the future, they assume no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, subject to applicable law. Neither of TruGolf or DMAQ gives any assurance that TruGolf or DMAQ, or the combined company, will achieve its expectations.

No Offer or Solicitation

This Current Report on Form 8-K will not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K will also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, as amended, or an exemption therefrom.

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

This section describes the material provisions of the Merger Agreement (as defined below) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1. DMAQ’s stockholders and other interested parties are urged to read such agreement in its entirety. Unless otherwise defined herein, the capitalized terms used below are defined in the Merger Agreement.

General Terms and Effects

On March 31, 2023, DMAQ entered into an Agreement and Plan of Merger (the “Merger Agreement”) with DMAC Merger Sub Inc., a Nevada corporation and newly formed wholly-owned subsidiary of DMAQ (“Merger Sub”), Bright Vision Sponsor LLC, a Delaware limited liability company (the “Sponsor”), solely in the capacity as the representative from and after the effective time of the Merger (as defined below) (the “Effective Time”) for the stockholders of DMAQ (other than the TruGolf Stockholders (as defined below) (the “Sponsor’s Purchaser Representative”), TruGolf and Christopher Jones, an individual, solely in his capacity as the representative from and after the Effective Time for the TruGolf Stockholders (the “Seller Representative”).

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) upon the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub will merge with and into TruGolf (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”), with TruGolf continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of DMAQ. In the Merger, (i) all shares of TruGolf common stock (together, “TruGolf Stock”) issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the Merger Consideration (as defined below); (ii) all convertible securities of TruGolf, if not exercised or converted prior to the Effective Time, shall be cancelled, retired and terminated and cease to represent a right to acquire, be exchanged for or convert into shares of TruGolf Stock. At the Closing, the combined public company will be renamed “TruGolf, Inc.”

Merger Consideration

The aggregate merger consideration to be paid pursuant to the Merger Agreement to holders of TruGolf ‘s common stock as of immediately prior to the Effective Time (“TruGolf Stockholders” will be an amount equal to up to $125,000,000, subject to adjustments for TruGolf’s closing debt, net of cash and unpaid transaction expenses (the “Merger Consideration”), which amount will consist of (i) base consideration of $80,000,000 and Restricted Shares (as defined below) with an aggregate value of up to $45,000,000 (as described below), which Restricted Shares shall be placed into an escrow account and shall be subject to forfeiture after the Closing if certain milestones are not met. The Merger Consideration to be paid to TruGolf Stockholders will be paid solely by the delivery of new shares of DMAQ common stock, with each valued at the price per share (the “Redemption Price”) at which each DMAQ share of common stock is redeemed or converted pursuant to the redemption by DMAQ of its public stockholders in connection with DMAQ’s initial business combination, as required by DMAQ’s amended and restated certificate of incorporation and by-laws and DMAQ’s initial public offering prospectus (the “Redemption”). The Merger Consideration will be subject to a post-Closing true up 90 days after the Closing.

The Merger Consideration will be allocated among TruGolf Stockholders, pro rata amongst them based on the number of shares of TruGolf common stock owned by such stockholder. Such consideration otherwise payable to TruGolf Stockholders is subject to reduction for purchase price adjustments.

Restricted Share; Escrow

At the Closing, the TruGolf Stockholders shall deposit 4,500,000 shares of DMAQ common stock (the “Restricted Shares”) into a segregated escrow account with American Stock Transfer & Trust Company, LLC (or such other escrow agent reasonably acceptable to DMAQ and TruGolf), as escrow agent in accordance with an escrow agreement to be entered into in connection with the Transactions (the “Escrow Agreement”). The TruGolf Stockholders will have the right to vote the Restricted Shares while they are held in escrow.

The Restricted Shares shall no longer be subject to forfeiture, based on the combined company meeting criteria relating to (i) consolidated gross revenue, (ii) VWAP (as defined below) of DMAQ Class A common stock, or (iii) number of qualified franchise locations opened. The Restricted Shares shall be allocated into three tranches consisting of a first tranche of 1,000,000 Restricted Shares (the “First Tranche”), a second tranche of 1,500,000 Restricted Shares (the “Second Tranche”), and third tranche of 2,000,000 Restricted Shares (the “Third Tranche”). The Restricted Shares will no longer be subject to forfeiture as set forth below:

(a)	The First Tranche will no longer be subject to forfeiture as follows:

(i) in the event that the gross consolidated gross revenue of DMAQ and its subsidiaries (the “Gross Revenues”) for 2024 equals or exceeds Thirty Million Dollars ($30,000,000) but is less than Forty Two Million Dollars ($42,000,000), then 50% of the First Tranche shall no longer be subject to forfeiture or (y) in the event that the Gross Revenues for 2024 equals or exceeds Forty Two Million Dollars ($42,000,000), then 100% of the First Tranche shall no longer be subject to forfeiture; or (ii) in the event that the dollar volume-weighted average price (“VWAP”) of the shares of DMAQ’s Class A common stock is at least $13.00 per share for at least twenty (20) out of thirty (30) trading days in the specified period, then 100% of the First Tranche shall no longer be subject to forfeiture or, in the event that ten (10) or more Qualified Franchise Locations (as defined in the Merger Agreement) are opened prior to the end of the calendar year 2024, then 100% of the First Tranche shall no longer be subject to forfeiture.

(b)	The Second Tranche will no longer be subject to forfeiture as follows:

(i) in the event that the Gross Revenues for 2025 equals or exceeds Fifty Million Dollars ($50,000,000) but is less than Sixty Five Million Dollars ($65,000,000), then 50% of the Second Tranche shall no longer be subject to forfeiture or (y) in the event that the Gross Revenues for 2025 equals or exceeds Sixty Five Million Dollars ($65,000,000), then 100% of the Second Tranche shall no longer be subject to forfeiture; or (ii) in the event that the VWAP of DMAQ’s Class A common stock is at least $15.00 per share for at least twenty (20) out of thirty (30) trading days in the specified period, then 100% of the Second Tranche shall no longer be subject to forfeiture or , in the event that thirty (30) or more Qualified Franchise Locations are opened prior to the end of the calendar year 2025, then 100% of the Second Tranche shall no longer be subject to forfeiture.

(c)	The Third Tranche will no longer be subject to forfeiture as follows:

(i) in the event that the Gross Revenues for 2026 equals or exceeds Eighty Million Dollars ($80,000,000) but is less than One Hundred Million Dollars ($100,000,000), then 50% of the Third Tranche shall no longer be subject to forfeiture or (y) in the event that the Gross Revenues for 2026 equals or exceeds One Hundred Million Dollars ($100,000,000), then 100% of the Third Tranche shall no longer be subject to forfeiture; or (ii) in the event that the VWAP of DMAQ’s Class A common stock is at least $17.00 per share for at least twenty (20) out of thirty (30) trading days in the specified period, then 100% of the Third Tranche shall no longer be subject to forfeiture or, in the event that fifty (50) or more Qualified Franchise Locations are opened prior to the end of the calendar year 2026, then 100% of the Second Tranche shall no longer be subject to forfeiture.

Representations and Warranties

The Merger Agreement contains a number of representations and warranties by each of DMAQ and TruGolf as of the date of the Merger Agreement and as of the date of the Closing. Many of the representations and warranties are qualified by materiality or Material Adverse Effect. “Material Adverse Effect” as used in the Merger Agreement means with respect to any specified person or entity, any fact, event, occurrence, change or effect that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, results of operations, prospects or condition (financial or otherwise) of such person or entity and its subsidiaries, taken as a whole, or the ability of such person or entity or any of its subsidiaries on a timely basis to consummate the transactions contemplated by the Merger Agreement or the ancillary documents to which it is a party or bound or to perform its obligations thereunder, in each case subject to certain customary exceptions. Certain of the representations are subject to specified exceptions and qualifications contained in the Merger Agreement or in information provided pursuant to certain disclosure schedules to the Merger Agreement. The representations and warranties made by DMAQ and TruGolf are customary for transactions similar to the Transactions.

Survival and Indemnification

None of the representations and warranties of the parties to the Merger Agreement will survive the Closing, and no claim for indemnification may be made with respect thereto. None of the covenants and agreements of the parties contained in the Merger Agreement will survive the Closing, except that those covenants and agreements that by their terms apply or are contemplated to be performed in whole or in part after the Closing will survive the Closing and continue until fully performed in accordance with their terms.

Covenants of the Parties

Each party agreed in the Merger Agreement to use its commercially reasonable efforts to effect the Closing. The Merger Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Merger Agreement and the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms (the “Interim Period”), including (1) the provision of access to their properties, books and personnel; (2) the operation of their respective businesses in the ordinary course of business; (3) provision of financial statements by TruGolf; (4) DMAQ’s public filings; (5) no insider trading; (6) notifications of certain breaches, consent requirements or other matters; (7) efforts to consummate the Closing and obtain third party and regulatory approvals; (8) tax matters; (9) further assurances; (10) public announcements; and (11) confidentiality. Each party also agreed during the Interim Period not to solicit or enter into any inquiry, proposal or offer, or any indication of interest in making an offer or proposal for an alternative competing transactions, to notify the others as promptly as practicable in writing of the receipt of any inquiries, proposals or offers, requests for information or requests relating to an alternative competing transaction or any requests for non-public information relating to such transaction, and to keep the others informed of the status of any such inquiries, proposals, offers or requests for information. There are also certain customary post-Closing covenants regarding (1) tax matters; (2) maintenance of books and records; (3) indemnification of directors and officers; and (4) use of trust account proceeds.

The Merger Agreement and the consummation of the transactions contemplated thereby requires the approval of both DMAQ’s stockholders and TruGolf’s stockholders. DMAQ agreed, as promptly as practicable after the date of the Merger Agreement, to prepare, with reasonable assistance from TruGolf, and file with the SEC, a proxy statement (the “Proxy Statement”) for the purpose of soliciting proxies from the stockholders of DMAQ to approve the Merger Agreement, the transactions contemplated thereby and related matters (the “DMAQ Stockholder Approval Matters”) at a special meeting of DMAQ’s stockholders (the “DMAQ Special Meeting”) and providing such stockholders an opportunity to participate in the Redemption. TruGolf also agreed in the Merger Agreement to call a meeting of its stockholders and use its reasonable best efforts to solicit from TruGolf Stockholders proxies in favor of the Merger Agreement and the Transactions and certain related matters (the “TruGolf Stockholder Approval”), and to take all other actions necessary or advisable to secure such approvals, including enforcing the Voting Agreement (as described below).

Among the DMAQ Stockholder Approval Matters is an amendment to the certificate of incorporation of the DMAQ (the “ DMAQ Charter Amendment”) to provide that (i) the name of DMAQ shall be changed to “TruGolf, Inc.” or such other name as mutually agreed upon, (ii) DMAQ will have two classes of stock (high and low vote) if the TruGolf Class B common stock was approved by the TruGolf Special Committee (as discussed below) and the TruGolf Stockholders prior to the Effective Time, and (iii) certain provisions in the Certificate of Incorporation related to DMAQ’s status as a blank check company will be removed or changed, and file the DMAQ Charter Amendment with the Secretary of State of the State of Delaware.

The parties also agreed to take all necessary action, so that effective at the Closing, the entire board of directors of DMAQ (the “Post-Closing Board”) will consist of seven individuals, four of whom shall be independent directors in accordance with Nasdaq requirements. Four of the members of the Post-Closing Board will be individuals (at least one of whom shall be an independent director) designated by TruGolf prior to the Closing and three of the members of the Post-Closing Board (all of whom shall be independent directors) will be mutually agreed on by DMAQ and TruGolf prior to the Closing. At or prior to Closing, DMAQ will provide each of its director designees with a customary director indemnification agreement, in form and substance reasonably acceptable to such director. The parties also agreed to take all action necessary including causing DMAQ’s executive officers to resign, so that the individuals serving as the chief executive officer and chief financial officer, respectively, of DMAQ immediately after the Closing will be the same individuals as that of TruGolf immediately prior to the Closing.

During the Interim Period, DMAQ, may but is not required to, seek to enter into and consummate subscription agreements with investors relating to a private equity investment and/or backstop arrangements in connection with the Transactions (the “PIPE Investment”), and if so, TruGolf agreed to cooperate in connection with such PIPE Investment and use its commercially reasonable efforts to cause such PIPE Investment to occur, including having TruGolf’s senior management participate in any investor meetings and roadshows as reasonably requested by DMAQ.

The parties agreed that DMAQ shall adopt an equity incentive plan which will provide for awards for a number of shares of DMAQ common stock equal to ten percent (10%) of the aggregate number of shares of DMAQ common stock issued and outstanding immediately after the closing.

TruGolf agreed to form a special committee of the its board of director (the “TruGolf Special Committee”), which shall negotiate with the TruGolf founders to (i) make one or more amendments to the TruGolf Certificate of Incorporation, to create and authorize the creation of shares of high vote TruGolf Class B common stock , and (ii) effect an exchange of the shares of TruGolf Class A common stock held by each of the TruGolf founders (or their respective Affiliates) for an equal number of shares of high vote TruGolf Class B common stock for such consideration as agreed by the TruGolf Special Committee, which amendments would become effective immediately prior to the Effective Time, subject to the approval by the TruGolf stockholders.

Closing Conditions

The obligations of the parties to complete the Closing are subject to various conditions, including the following mutual conditions of the parties unless waived:

●	receipt of the DMAQ Stockholder Approval;

●	receipt of the TruGolf Stockholder Approval;

●	expiration of any applicable waiting period under any antitrust laws;

●	receipt of requisite consents from governmental authorities to consummate the Transactions, and receipt of specified requisite consents from other third parties to consummate the Transactions;

●	the absence of any law or order that would prohibit the consummation of the Merger or other transactions contemplated by the Merger Agreement;

●	upon the Closing, after giving effect to the completion of the Redemption and any PIPE Investment, DMAQ shall have net tangible assets of at least $5,000,001;

●	upon the Closing DMAQ shall have cash, including funds remaining in DMAQ’s trust account and the proceeds of any PIPE Investment, after giving effect any Redemptions, payment of amounts owed to the DMAQ’s sponsor and its affiliates but prior to the payment of DMAQ’s unpaid expenses or liabilities in an aggregate amount not to exceed $1,600,000, of at least equal to $10,000,000;

●	the absence of any pending claim, demand, action, litigation complaint, or other proceeding by or before a governmental authority seeking to enjoin the consummation of the Merger and the other Transactions;

●	the members of the Post-Closing Board shall have been elected or appointed as of the Closing;

●	the Proxy Statement clearing SEC comments; and

Unless waived by DMAQ, the obligations of DMAQ and Merger Sub to consummate the Merger are subject to the satisfaction of the following additional conditions, in addition to customary certificates and other closing deliverables:

●	the representations and warranties of TruGolf being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect);

●	TruGolf having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with on or prior to the date of the Closing;

●	absence of any Material Adverse Effect with respect to TruGolf and its subsidiaries, taken as a whole, since the date of the Merger Agreement which is continuing and uncured;

●	DMAQ having received a copy of the TruGolf’s charter certified by the Secretary of State of the State of Nevada no more than ten business days prior to the Closing date;

●	The Non-Competition Agreement and Lock-up Agreement executed by the Significant Company Holders of TruGolf shall be in full force and effect; and

●	DMAQ shall have received evidence reasonably acceptable to DMAQ that TruGolf shall have converted, terminated, extinguished and cancelled in full any outstanding convertible securities or commitments therefor.

Unless waived by TruGolf, the obligations of TruGolf to consummate the Merger are subject to the satisfaction of the following additional conditions:

●	the representations and warranties of DMAQ being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect);

●	DMAQ having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with on or prior to the date of the Closing;

●	absence of any Material Adverse Effect with respect to DMAQ and its subsidiaries, taken as a whole, since the date of the Merger Agreement which is continuing and uncured; and

●	TruGolf having received a copy of the Registration Rights Agreement, duly executed by DMAQ and the Sponsor.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including:

●	By mutual written consent of DMAQ and TruGolf;

●	by either DMAQ or TruGolf if any of the conditions to Closing have not been satisfied or waived by July 29, 2023 (the “Outside Date”), provided that DMAQ shall have the right to extend the Outside Date if it obtains an extension of the deadline by which it must complete its business combination (an “Extension”) for an additional period the shortest of (i) three months, (ii) the period ending on the last day for DMAQ to consummate a business combination after such Extension and (iii) such period as determined by DMAQ;

●	by either DMAQ or TruGolf if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement, and such order or other action has become final and non-appealable;

●	by either DMAQ or TruGolf of the other party’s uncured breach (subject to certain materiality qualifiers);

●	by DMAQ if there has been an event after the signing of the Merger Agreement that has had a Material Adverse Effect on TruGolf and its subsidiaries taken as a whole that is continuing and uncured;

●	by either DMAQ or TruGolf if the DMAQ Special Meeting is held and the DMAQ Stockholder Approval is not received; and

●	by either DMAQ or TruGolf if a special meeting of TruGolf stockholders is held and the TruGolf Stockholder Approval is not received;

If the Merger Agreement is terminated, all further obligations of the parties under the Merger Agreement will terminate and will be of no further force and effect (except that certain obligations related to public announcements, confidentiality, fees and expenses, termination, waiver of claims against the trust, and certain general provisions will continue in effect), and no party will have any further liability to any other party thereto except for liability for any fraud claims or willful and intentional breach of the Merger Agreement prior to such termination.

Trust Account Waiver

TruGolf and the Seller Representative agreed that they and their affiliates will not have any right, title, interest or claim of any kind in or to any monies in DMAQ’s trust account held for its public stockholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom).

Purchaser Representative and Seller Representative

Bright Vision Sponsor LLC is serving as the Purchaser Representative under the Merger Agreement, and in such capacity will represent the interests of DMAQ’s stockholders after the Closing (other than the TruGolf Stockholders) with respect to certain matters under the Merger Agreement, including with respect to the determination of whether the Restricted Shares shall be forfeited. Christopher Jones is serving as the Seller Representative under the Merger Agreement, and in such capacity will represent the interests of the TruGolf Stockholders with respect to certain matters under the Merger Agreement, including with respect to the determination of whether the Restricted Shares shall be forfeited.

Governing Law and Arbitration

The Merger Agreement is governed by New York law and, subject to the required arbitration provisions, the parties are subject to exclusive jurisdiction of federal and state courts located in New York County, State of New York (and any appellate courts thereof). Any disputes under the Merger Agreement, other than claims for injunctive or temporary equitable relief or enforcement of an arbitration award, will be subject to arbitration by the American Arbitration Association, to be held in New York County, State of New York.

The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about DMAQ, TruGolf or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in DMAQ’s public disclosures.

Related Agreements

Voting Agreement

Simultaneously with the execution of the Merger Agreement, certain significant stockholders of TruGolf entered into voting agreements (each, a “Voting Agreement”) with DMAQ and TruGolf. Under the Voting Agreement, the TruGolf stockholders agreed to vote all of their shares of TruGolf Stock in favor of the Merger Agreement and related transactions and to otherwise take certain other actions in support of the Merger Agreement and related transactions and the other matters submitted to TruGolf Stockholders for their approval, and provide a proxy to DMAQ to vote such TruGolf Stock accordingly. The Voting Agreement prevents transfers of the TruGolf Stock held by the TruGolf stockholder between the date of the Voting Agreement and the date of Closing, except for certain permitted transfers where the recipient also agrees to comply with the Voting Agreement.

Lock-Up Agreement

Simultaneously with the execution of the Merger Agreement, certain stockholders (each, a “Significant Stockholder”) of TruGolf entered into lock-up agreements (each, a “Lock-Up Agreement”) with DMAQ and the Purchaser Representative.

Pursuant to the Lock-Up Agreement, with respect to the shares received as Merger Consideration (the “Restricted Securities”), each Significant Stockholder shall agree not to, during the period commencing from the Closing (A) with respect to fifty percent (50%) of the Restricted Securities, ending on the earliest of (x) the six (6) month anniversary of the Closing, (y) the date on which the closing sale price of the DMAQ’s common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any twenty (20) trading days within any thirty (30) trading day period commencing after the Closing, and (z) the date after the Closing on which the DMAQ consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of the DMAQ’s stockholders having the right to exchange their shares of DMAQ common stock for cash, securities or other property (a “Subsequent Transaction”) and (B) with respect to the remaining fifty percent (50%) of the Restricted Securities, ending on the earlier of (x) the six (6) month anniversary of the Closing, and (y) a Subsequent Transaction: (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly disclose the intention to do any of the foregoing.

Non-Competition and Non-Solicitation Agreement

Simultaneously with the execution of the Merger Agreement, certain stockholders and officers (each, a “Subject Party”) of TruGolf each entered into a non-competition and non-solicitation agreement with DMAQ and TruGolf (collectively, the “Non-Competition Agreement”). Under the Non-Competition Agreement, pursuant to which the Subject Party agrees not to compete with DMAQ, TruGolf and their respective affiliates during the two year period following the Closing and, during such two year restricted period, not to solicit employees or customers of such entities. The Non-Competition Agreement also contains customary confidentiality and non-disparagement provisions.

Sponsor Support Agreement

Simultaneously with the execution of the Merger Agreement, TruGolf, DMAQ and the Sponsor entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”), pursuant to which the Sponsor agreed to vote all of its shares of the DMAQ’s common stock in favor of the Merger Agreement and the Transactions. The Sponsor Support Agreement also prevents transfers of DMAQ securities held by the Sponsor between the date of the Sponsor Support Agreement and the termination of the Sponsor Support Agreement.

The foregoing descriptions of the Voting Agreement, the Lock-up Agreement, the Non-Competition Agreement and the Sponsor Support Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Voting Agreement, the Lock-up Agreement, the Non-Competition Agreement and the Sponsor Support Agreement, copies of which are filed hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1*	Agreement and Plan of Merger, dated as of March 31, 2023, by and among Deep Medicine Acquisition Corp., DMAC Merger Sub Inc., Bright Vision Sponsor LLC, Christopher Jones and TruGolf, Inc.

10.1	Form of Voting Agreement

10.2	Form of Lock-Up Agreement

10.3	Form of Non-Competition and Non-Solicitation Agreement

10.4	Sponsor Support Agreement dated as of March 31, 2023, by and among TruGolf, Inc., Deep Medicine Acquisition Corp. and Bright Vision Sponsor LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). DMAQ agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2023

DEEP MEDICINE ACQUISITION CORP.

	By:	/s/ Humphrey P. Polanen
	Name:	Humphrey P. Polanen
	Title:	Chief Executive Officer